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                                                                      EXHIBIT  5

                               September 8, 2000



Board of Directors of
Plains Resources Inc.
500 Dallas, Suite 700
Houston, TX 77002

Gentlemen:

     I am General Counsel of Plains Resources Inc., a Delaware corporation (the "Company"), and have acted in such capacity in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 65,000 shares of the Company's common stock, $0.10 par value (the "Common Stock"), to be offered upon the terms and subject to the conditions set forth in stock option agreements pursuant to which stock options were or will be granted to certain officers of the Company or its subsidiaries ("Officer Stock Options"). The Company is filing a Registration Statement on Form S-8 (the "Registration Statement") relating thereto with the Securities and Exchange Commission.

     In connection therewith, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Second Restated Certificate of Incorporation of the Company as presently in effect, the Bylaws of the Company, the corporate proceedings with respect to the offering of shares (the "Resolutions") and such other documents and records as I have deemed necessary or appropriate for the expression of the opinions contained herein.

     I have assumed the authenticity and completeness of all records, certificates and other instruments submitted to me as originals, the conformity to original documents of all records, certificates and other instruments submitted to me as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that I have examined.

     Based upon the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that:

     1) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     2) The 65,000 shares of Common Stock to be offered by the Company pursuant to the Officer Stock Options have been duly and validly authorized for issuance and, when the Officer Stock Options have been granted in accordance with the Resolutions and shares issued in accordance with the terms of the Officer Stock Options, such shares will be duly and validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Sincerely,

                                    /s/  TIM MOORE

                                    Tim Moore
                                    General Counsel
TM/mc